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EXHIBIT 23.2



                              CONSENT OF AUDITORS


As independent auditors, we hereby consent to the incorporation of our report included in this Current Report on Form 8-K/A into the Company's previously filed Form S-8 Registration Statement (File No. 333-29045), Form S-3 Registration Statement, as amended (File No. 333-34309), Form S-8 Registration Statement (File No. 2-79563), Form S-8 Registration Statement (File No. 33-46110), Form S-8 Registration (File No. 33-48124,), Form S-8 Registration Statement (File No. 33-59947) and Form S-8 Registration Statement (File No. 59945).



                                                SJ Mayled & Co.

August 3, 1998